EXHIBIT 99.1
------------




FOR IMMEDIATE RELEASE



Contact:   Raymond Martz, Director of Finance/Investor Relations
           --Bethesda +301/941-1516




 LA SALLE HOTEL PROPERTIES ACQUIRES UPSCALE HOTEL IN WASHINGTON, D.C. Crestline Hotels & Resorts Named Manager of 343-room Full-Service Hotel


     BETHESDA, MD, JUNE 1, 2001 -- LaSalle Hotel Properties (NYSE: LHO) today announced the acquisition of I&G Capitol, Inc., which owns the Holiday Inn on the Hill Hotel. The 343-room upscale full-service hotel is located on Capitol Hill in the heart of Washington, D.C., and is the closest hotel to the U.S. Capitol. LaSalle Hotel Lessee, Inc., the Company's taxable subsidiary, will lease the property and has retained Crestline Hotels & Resorts, Inc. to manage the hotel. Crestline has been the manager of the property since 1997.

     "We are extremely excited to increase our investment in downtown Washington, D.C. with the purchase of this upscale property on Capitol Hill," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "Washington, D.C. is a high growth urban market with significant barriers to entry and strong growth in room demand in all segments, including commercial transient, group and leisure/tourism. The significant diversification of visitors to the city and the large demand created from government, union and lobbying activities provide support even in an economic downturn."

    For 2001, the property is expected to achieve an 8 percent growth in room revenue per available room ("RevPAR"). The property's average daily rate ("ADR") of over $140 is approximately 90 percent of its upscale competitive set, which consists of the Hyatt Regency Capitol Hill, Washington Court, Hotel George and Phoenix Park. However, due to higher occupancy, the hotel maintains a RevPAR approximately equal to its competitive set.

     The Washington, D.C. hotel market continues to benefit from a high rate of growth in the local economy, as well as the city's resurging appeal to domestic and international leisure travelers. According to Smith Travel Research, hotel occupancy for Washington, D.C. increased to 73.3 percent in 2000 from 71.0 percent in 1999. Average daily rate rose 5.8 percent to $116.24 in 2000, resulting in a RevPAR increase of 9.3 percent. There have been a limited number of new hotels added to the Washington, D.C. market and supply is expected to lag the increase in demand for hotel rooms due to the scarcity of available sites, extremely high land costs, a severe building height limitation and high costs of construction.

     In addition to the strong market environment, the Company will be studying several value creation opportunities at the property. A $4 to $5 million room and public space renovation is currently planned to coincide with the opening of the new convention center in March 2003. Prior to the renovation of the hotel, the Company will evaluate the economic benefits of up-branding the property, as well as expanding the number of guestrooms at the hotel.



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LHO ACQUIRES UPSCALE WASHINGTON D.C. PROPERTY



     "We are very delighted to expand our relationship with LaSalle Hotel Properties," said Bruce Wardinski, Chairman and Chief Executive Officer of Crestline Hotels & Resorts, Inc. "Their proactive ownership style and commitment to maintaining quality assets has proven to be beneficial both to the guest and the hotel operator."

     "Crestline has a great track record of maximizing both revenues and bottom line profitability. We are extremely pleased with their results at our Beachside Resort in Key West, and we look forward to bringing their expertise to the D.C. market," said Mr. Bortz.

     The hotel will benefit from the opening of the new Washington Convention Center, which is expected to attract 2.5 million visitors per year. The new facility will include approximately 725,000 square feet of exhibit space and 210,000 square feet of meeting space - nearly triple the size of the existing convention center. With the March 2001 purchase of the D.C. Boutique Collection and this acquisition, the Company now owns five hotels, totaling 845 rooms, within a ten-minute walk or a five-minute cab ride of the new convention center.

     In addition, the District of Columbia continues to enjoy a robust, expanding office market, a growing residential market, numerous new retail and entertainment venues, including the MCI Center, and a multitude of new restaurants, nightclubs and fashionable retail stores. Other major developments that have been announced include Gallery Place, a mixed-use retail and urban entertainment project; the Newseum, a popular tourist destination relocating to Pennsylvania Avenue from Rosslyn, Virginia; and the recently approved World War II Memorial, which will be located on the Mall.

     The acquisition of this property is expected to be 4 to 5 percent accretive to funds from operations ("FFO") per share on an annual basis; however, due to continued weakness in the economy and further deterioration in the lodging sector, the Company is revising its current 2001 Comparable FFO expectations to $2.50 to $2.60 per share, down from $2.52 to $2.62 per share. The Company's RevPAR growth for 2001 is now projected to be (-4) to (-2) percent versus the previous projection of (-2) to 0 percent. This decrease is based on the Company's projected second quarter RevPAR growth of (-7) to (-6) percent and a lack of positive indications for improvement in either the economy or the Company's third or fourth quarter bookings.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust ("REIT"), which owns 18 upscale and luxury full-service hotels, totaling approximately 6,150 guest rooms in 14 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, and the Kimpton Hotel & Restaurant Group, LLC.

     Crestline Hotels & Resorts manages and leases 37 hotels, resorts and conference and convention centers with over 7,000 rooms in 13 states and the District of Columbia. Crestline Hotels & Resorts manages properties independently and under such well-regarded brands as Marriott, Hyatt, Hilton, Sheraton, Renaissance and Crowne Plaza. Crestline Hotels & Resorts is the management subsidiary of Crestline Capital Corporation (NYSE: CLJ). Additional information about the hotel management company is available at the company's web site: www.crestlinehotels.com.




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LHO ACQUIRES UPSCALE WASHINGTON D.C. PROPERTY



     Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2000, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarter ended
March 31, 2001, under "Certain Relationships and Related Transactions" and elsewhere in the Company's March 31, 2001, proxy statement with respect to the annual meeting of shareholders held on May 16, 2001, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.



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ADDITIONAL CONTACTS:

     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
     - 301/941-1516




       For additional information, please visit our web site at
                        www.lasallehotels.com.